Exhibit 10.2

AGREEMENT TO CONVERT DEBT TO EQUITY

This Agreement to convert debt to equity (the “Agreement”) is made as of this 30th day of April, 2013 by and between PENDOLINO INVESTMENTS LTD. (the “Creditor”) and BIOLOGIX HAIR INC., a Nevada corporation (the “Company”)

Background

A.
Creditor was originally owed US$1,989,000 (All funds in USD) on an interest free basis pursuant to a promissory note issued by the Company on April 19th, 2012 due and payable in full on or before April 19th, 2014.

B.
The Creditor agrees to accept $1,887,000 (the balance due) as 100% payment of the balance  owing for the Promissory Note (the “Debt”). Being the original $1,989,000 less $102,000 in principal payments = $1,887,000.

C.
In accordance with the terms and conditions of this Agreement, the Creditor and the Company now desire to convert one hundred percent (100%) of the outstanding amount of the Debt (the “Converted Debt Amount”) for a total of US$1,887,000 into shares, par value $0.001 per share (“Common Stock”) at a conversion price of US$2.00 per Share for a total conversion into 943,500 Shares of Biologix Hair Inc. restricted common shares.  ($1,887,000 divided by $2.00 = 943,500 shares).

Agreement

For other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.
Conversion. the Company agrees to issue to the Creditor 943,500 Shares in exchange for the Creditor converting and extinguishing 100% of the Debt Amount. The parties agree that the total amount of Debt currently owed by the Company to the Creditor is US$ 1,887,000. After the conversion of 100% of Debt Amount pursuant to the term of this Agreement, the Company will owe $ NIL of Debt to the Creditor.

2.	Delivery of Certificates. the Company will deliver to the Creditor a certificate representing the shares of restricted Common Stock as soon as practicable after execution of this Agreement.

3.
Representations and Warranties of the Company. the Company hereby represents and warrants to the Creditor that the shares of Common Stock when issued will be validly issued, fully paid and non-assessable.

4.	Representations and Warranties of the Creditor. The Creditor hereby represents and warrants to the Company the following:

A.	Accredited Investor. The Creditor is an “accredited investor” as such term is defined in Regulation D under the Securities Act of 1933, as amended.

B.
Purchase for Own Account. The securities to be acquired by the Creditor under this Agreement are being or will be acquired for the Creditor's own account and with no intention of distributing or reselling the securities in whole or in part in any transaction that would be in violation of the securities laws of the United States of America, or any state. If the Creditor should in the future decide to dispose of any of the securities, the Creditor understands and agrees that the Creditor may do so only in compliance with applicable federal or state securities laws, as then in effect. Accordingly, the Creditor agrees to the imprinting of a legend on any certificates representing securities of the Company substantially as follows:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.”

6.	Governing Law. This agreement and the other documents issued pursuant to this Agreement shall be governed by the internal laws of the State of Nevada.

7.
Counterparts; Headings. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but such counterpart shall together constitute but one and the same agreement. The Article and Section headings in this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

8.
Entire Agreement. This Agreement and the other documents referred to herein contain the entire understanding of the parties with respect to the subject matter hereof. There are no restrictions, promises, warranties, covenants or undertakings concerning such subject matter other than those expressly set forth in this Agreement. This Agreement supersedes all prior negotiations, agreements and undertakings between the parties with respect to such subject matter.

9.
Notices. All communications or notices required or permitted by this Agreement shall be in writing and shall be deemed to have been given at the earlier of the date when actually delivered to an individual party or to an officer of a corporate party by personal delivery or telephonic facsimile transmission or three (3) business days after being deposited in the United States mail, certified or registered mail, postage prepaid, and addressed as set forth on the signature pages hereto, unless and until any of such parties notifies the others in accordance with this Section of a change of address.

10.	Amendments. This Agreement may be amended if such amendment is in writing and is signed by the all of the parties hereto.

11.
Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

12.
Interpretation. Unless the context requires otherwise, all words used in this Agreement in the singular number shall extend to and include the plural, all words in the plural number shall extend to and include the singular, and all words in any gender shall extend to and include all genders.

13.
Specific Performance. The parties agree that it is impossible to measure in money the damages that may accrue to a party hereto by reason of a failure of any other party to perform any of its obligations hereunder. Therefore, in the event of any failure by any party to perform any of its obligations under this Agreement or any other controversy concerning the rights or obligations under this Agreement, such performance, rights or obligations shall be enforceable in a court of equity by a decree of specific performance. Such remedy, however, shall be cumulative and nonexclusive and shall be in addition to any other remedy which the parties may have.

14.
Assignability; Successors. Each party’s right and liabilities under this Agreement are not assignable or delegable, in whole or in part, without the prior written consent of the other party. The provisions of this Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties.

[SIGNATURES ON FOLLOWING PAGE.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

PENDOLINO INVESTMENTS LTD.

Name:
Title:

The Company: BIOLOGIX HAIR INC.,

Name:
Title: